EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended and Restated Quarterly Report on Form 10-Q/A of Mineral Mountain Mining & Milling Company for the fiscal quarter ended December 31, 2018, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Amended and Restated Quarterly Report on Form 10-Q/A of Mineral Mountain Mining & Milling Company for the fiscal quarter ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Amended and Restated Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 2018, fairly presents in all material respects, the financial condition and results of operations of Mineral Mountain Mining & Milling Company.

Date: March 6, 2019	By:	/s/ Sheldon Karasik
	Name:	Sheldon Karasik
	Title:	Chairman of the Board/Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mineral Mountain Mining & Milling Company and will be retained by Mineral Mountain Mining & Milling Company and furnished to the Securities and Exchange Commission or its staff upon request.